STOCK OPTION AGREEMENT



         THIS AGREEMENT is dated this 21 day of May, 1996, between BAB Holdings, Inc., an Illinois corporation (the "Company") and Strathmore Bagels Franchise Corp. ("Optionee").

                                WITNESSETH, THAT:

         WHEREAS, the Company has agreed to grant this stock option to Optionee pursuant to that certain Asset Purchase Agreement dated April 24, 1996 by and between the Company and Strathmore Bagels Franchise Corp.;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

         1. Grant of Option. The Company hereby grants to Optionee an option to purchase from the Company all or any part of an aggregate amount of 625,000 shares of the common stock of the Company at an option price of $6.17 per share, subject to adjustment pursuant to the provisions set forth on Appendix A attached hereto.

         2. Exercise Period. This option shall be exercisable on and after the dates and for the numbers of shares indicated below, subject to adjustment pursuant to the provisions set forth on Appendix A attached hereto, until May 21, 1999, at which time this option shall expire:

                                                     Shares Exercisable
                    Date                                (Cumulative)

                 May 21, 1997                              312,500

                 May 21, 1998                              625,000


         3. Exercise of Option. This option may be exercised only by submitting written notice of intent to exercise to the Company at its office at 8501 W. Higgins Road, Suite 320, Chicago, IL. Such notice shall state the number of shares in respect of which the option is being exercised and shall be accompanied by payment for such shares in cash, certified or cashier's check or by personal check, or other form of payment acceptable to the Company.

         4. Exercise Upon Death or Termination of Service. In the event that Optionee shall die (if Optionee is a natural person), or be legally dissolved (if Optionee is a legal entity) during the term of this Agreement, this option may be exercised to the extent that the Optionee was entitled to do so at the date of death or dissolution, as applicable, by the person or persons to whom Optionee's rights under this option pass by will or applicable law, until the earlier of: (i) the expiration of ninety (90) days from the date of Optionee's death or dissolution, as applicable; or (ii) the expiration date specified in
Section 2 above.

         5. No Right to Continued Compensation. Nothing contained in this Agreement shall obligate the Company to continue to accept and pay for any products or services of Optionee, nor shall anything contained in this Agreement interfere with the right of the Company to terminate any contract or relationship with Optionee.

         6. No Shareholder Rights. Optionee shall have no rights as a shareholder with respect to any shares of common stock subject to this option prior to the date of issuance of a certificate or certificates for such shares.

         7. Investment Representation. Notice of the exercise of this option shall include a representation that any option shares purchased shall be acquired as an investment and not with a view to, or for sale in connection with, any subsequent distribution. The Company and Optionee acknowledge that the shares which may be acquired upon exercise hereof are the subject of a Registration Rights Agreement dated May 21, 1996 by and between the Company and Strathmore Bagel Franchise Corporation, whereby said shares may be included for resale by Optionee in certain registrations of securities under the Securities Act of 1933, as amended, which may be undertaken by the Company.

         8. Compliance with Law and Regulations. The Optionee acknowledges that this option may not be exercised until the Company has taken all actions then required to comply with all applicable federal and state laws, rules and regulations and any exchange on which the stock may then be listed. The certificates representing the shares purchased upon the exercise of this option shall bear a legend in substantially the following form:

         These shares have not been registered pursuant to the Securities Act of 1933, as amended, or any regulations promulgated thereunder or any applicable state securities laws or regulations. No sale, offer to sell, or transfer of these shares shall be made unless a registration statement under the Securities Act of 1933, as amended, with respect to such shares is then in effect or an exemption from the registration requirements thereof is available.

         9. Non-Transferability. This option shall be exercisable only by the Optionee and shall not be transferable except as set forth in Section 4 hereof; except that this Option may be transferred to one or more of the six shareholders of Optionee as of the date hereof.

         10. Dispute or Disagreement. As a condition of the granting of this option, the Optionee agrees that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be settled by the Board of Directors of the Company in its sole discretion, and that any interpretation by the Board of Directors of the Company of the terms of this Agreement shall be final, binding and conclusive.

         11. Other Assistance. Upon the exercise of this option the Optionee or other person exercising the option agrees to execute any document or make any representation or give any commitment which the Board of Directors, in its discretion, deems necessary or advisable by reason of the securities laws of the United States or any state, and execute any document for the purpose of restricting the transfer of stock to third parties, or pay any sum of money in respect of taxes or undertake to pay or have paid any such sum which the Board of Directors, in its discretion, deems necessary by reason of the Internal Revenue Code or any rule or regulation promulgated thereunder, or by reason of the tax laws of any state or any contracts or agreements in effect at such time.

         12. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the legal representatives, executors, administrators, successors and assigns of each parties to this Agreement.

         13. Complete Agreement. This Agreement sets forth the entire understanding of the parties hereto and shall not be amended, changed or terminated except by an instrument in writing signed by the parties to this Agreement.

         14. Counterparts and Governing Law. This Agreement may be executed in counterparts, and its validity, construction and performance, shall be governed by the laws of the State of Illinois.

         IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written.

                                     BAB HOLDINGS, INC.

                                     By: MICHAEL K. MURTAUGH
                                        Its: VICE PRESIDENT/GENERAL COUNSEL


ACCEPTED:

STRATHMORE BAGELS FRANCHISE CORP.

By: GLEN STEUERMAN
   Its: PRESIDENT